Exhibit 10.1
SETTLEMENT AGREEMENT AND GENERAL RELEASE
     THIS SETTLEMENT AGREEMENT (“Agreement”) is made and entered into by and between MedQuist Inc. and MedQuist Transcriptions, Ltd. (collectively, “MedQuist”), and Ronald Scarpone, John Suender, Brian Kearns, and Michael Clark (the “Individual Defendants,” and together with MedQuist collectively referred to herein as the “Defendants”), on the one hand, and South Broward Hospital District, Partners HealthCare System, Inc., NorthBay HealthCare Group, Riverside Healthcare System, LP d/b/a Riverside Community Hospital, West Hills Hospital d/b/a West Hills Hospital and Medical Center, HCA Management Services, LP on behalf of the HCA Affiliates (as specified in Attachment A hereto), St. Luke’s Regional Medical Center, Ltd., an Idaho non-profit corporation, Palisades Medical Center, Mt. Sinai Medical Center of Florida, Inc., Ascension Health, Bayonne Medical Center, Bon Secours Health System, Inc., and University of Colorado Hospital, (collectively the “Settling Plaintiffs”), on the other hand. MedQuist, the Individual Defendants, and the Settling Plaintiffs are each individually referred to herein as a “Party,” and collectively as the “Parties.” This Agreement shall become binding and effective on the date it is fully executed by all Parties and their counsel (the “Effective Date”).
1. Recitals
     1.1. There is now pending in the United States District Court, District of New Jersey, an action entitled South Broward Hospital District et al. v. MedQuist Inc. et al., Case No. 1:05-cv-2206-JBS-AMD (the “Action”).
     1.2. Plaintiffs filed the Action against MedQuist and the Individual Defendants on behalf of themselves individually and on behalf of a putative class of MedQuist customers, alleging that Defendants over-billed Plaintiffs for medical transcription services provided to Plaintiffs and the putative class by MedQuist. In the Third Amended Complaint (the “Complaint”), Plaintiffs purport to state causes of action for fraud in the inducement of the arbitration clause of its medical transcription contracts, fraud in the inducement of the entire contracts, fraud, unfair and deceptive business practices, demand for accounting, unjust enrichment, negligent misrepresentation and supervision, and violation of RICO statutes. MedQuist and the Individual Defendants denied the material allegations of the Action. No class has been certified in the Action.
     1.3. Any and all claims that were or could have been asserted in the Action, including the Complaint and defenses thereto, and any and all issues arising out of or relating to MedQuist’s billing and invoicing of the Settling Plaintiffs, are collectively referred to herein as the “Dispute.”
     1.4. The Parties have reached an agreement in principle on the terms of a complete and final resolution of the Dispute as, by and among MedQuist, the Individual Defendants, and the Settling Plaintiffs.

2. Agreement
     In consideration of the recitals above, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
     2.1. Settlement Payment. MedQuist agrees to pay the total sum of $7,519,556.54 (the “Settlement Payment”), by wire transfer payable to Greenberg Traurig LLP, counsel for the Settling Plaintiffs to the account listed in Attachment B in accordance with the instructions set forth therein. The Settlement Payment shall be due within three (3) business days of the Effective Date. Greenberg Traurig LLP shall be solely responsible for determining the allocation of and distributing the Settlement Payment to and among the Settling Plaintiffs. Neither MedQuist nor any of the Individual Defendants shall have any responsibility or liability with respect to the payment, allocation, or distribution of any sum to any of the individual Settling Plaintiffs. To the extent that any disputes may arise between or among the Settling Plaintiffs regarding distribution of the Settlement Payment, such disputes shall be resolved solely by and among the Settling Plaintiffs and Greenberg Traurig LLP and shall not forestall or otherwise impact or affect the Effective Date of this Agreement and/or the General Releases contained in Section 3.
     2.2. Stipulation of Voluntary Dismissal of Action. Upon execution of this Agreement by all Parties, counsel for the Settling Plaintiffs shall promptly prepare and file a stipulation for voluntary dismissal with prejudice pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii) of all individual and class claims in the Action against MedQuist and all Individual Defendants, and the Parties shall execute all other documents necessary to effectuate Court approval of the dismissal of the Action. The stipulation shall reference this Agreement though this Agreement shall not be attached thereto. The Parties agree that the Court shall retain continuing jurisdiction over implementation of this Agreement.
     2.3. Cooperation and Notice of Request for Information. Except as may be required to cooperate with an official investigation by state or federal agencies or officers, the Settling Plaintiffs agree to give MedQuist notice pursuant to Section 7.11 of any request to discuss or provide testimony, or any document request or subpoena to produce documents, related to the subject matter of this Agreement and/or the underlying Action or Dispute. Such notice shall be given in writing within five (5) business days of the receipt by their respective general counsel’s office of the initial request for information, and except as might be otherwise expressly required by law, no information covered under this Section 2.3 shall be disclosed earlier than ten (10) business days after written notice to MedQuist of such request. Nonetheless, each and every Party may disclose, without condition or qualification, any such document or information (i) as may be required in connection with any proceeding in which such Party is a debtor in a case under title 11, United States Code, or (ii) to its general counsel’s office, outside counsel, auditor, or accountant, provided that any such person shall be informed of and agree to hold any such document or information confidential and not to disclose further except as provided in this Section 2.3.

3. General Releases
     Immediately upon payment of the Settlement Payment by MedQuist as set forth in Section 2.1, and subject to the provisions of this Agreement, the following general releases shall become binding and enforceable:
     3.1 Matters Released by the Settling Plaintiffs. Except as to such rights or claims as may be created by this Agreement, including Section 7.13, the Settling Plaintiffs, and all related and/or associated facilities and affiliates (including all facilities and affiliates identified in Attachment A hereto), and all of their respective divisions, joint venturers, parents, subsidiaries, predecessor and successor corporations,1 and all past and present partners, directors, officers, shareholders, agents, servants, employees, representatives, assigns, heirs, successors in interest, predecessors in interest, administrators, adjustors and attorneys, hereby release, remise and forever discharge MedQuist, including its respective divisions, affiliates, parents, subsidiaries, predecessor and successor corporations, and past and present partners, directors, officers, shareholders, agents, servants, employees, representatives, assigns, heirs, successors in interest, predecessors in interest, administrators, adjustors and attorneys, including without limitation, the Individual Defendants, from any and all claims, demands, causes of action, obligations under any implied covenant of good faith and fair dealing, damages and liabilities heretofore or hereafter arising out of, connected with or incidental to the Action and/or the Dispute. Each of the Settling Parties agree to defend, indemnify, and hold Defendants harmless against any and all Released Claims that may be asserted against Defendants by their respective affiliates as identified in Attachment A.
     3.2. Matters Released by MedQuist and the Individual Defendants. Except as to such rights or claims as may be created by this Agreement, MedQuist on behalf of itself and its respective divisions, affiliates, parties, joint venturers, parents, subsidiaries, predecessor and successor corporations, and past and present partners, directors, officers, shareholders, agents, servants, employees, representatives, assigns, heirs, successors in interest, predecessors in interest, administrators, adjustors and attorneys, and the Individual Defendants, hereby release, remise and forever discharge the Settling Plaintiffs, including their respective divisions, affiliates, parents, subsidiaries, predecessor and successor corporations, and past and present partners, directors, officers, shareholders, agents, servants, employees, representatives, assigns, heirs, successors in interest, predecessors in interest, administrators, adjustors and attorneys, from any and all claims, demands, causes of action, obligations under any implied covenant of good faith and fair dealing, damages and liabilities heretofore or hereafter arising out of, connected with or incidental to the Action and/or the Dispute. Notwithstanding the foregoing, the Parties agree that MedQuist is not waiving, and expressly reserves, the right to seek payment from the Settling Plaintiffs for any and all accounts receivable, including any and all accounts receivable over 30 days as of the Effective Date.

[1]	With respect to Bon Secours Health System, Inc., all related and/or associated facilities and affiliates and all of their respective divisions, joint venturers, parents, subsidiaries, and predecessor corporations, shall mean the list of facilities in the Attachment A hereto.

     3.3. The matters released by the Settling Plaintiffs in Section 3.1 and the matters released by MedQuist and the Individual Defendants in Section 3.2 are collectively referred to as the "Released Matters.” It is the intention of the Parties that this Agreement be effective as a full and final release of each and every matter specifically or generally referred to in the Released Matters. In furtherance of this intention, each Party acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this Agreement, but it is their intention to fully and finally and forever settle and release any and all matters, disputes and differences, known or unknown, suspected or unsuspected, which do now exist, may exist or heretofore have existed between them which relate to the Released Matters.
     3.4. The General Releases contained in this Agreement shall be and remain in effect as full and complete general releases, notwithstanding the discovery or existence of any additional or different facts. In particular, each Party hereby expressly waives California Civil Code § 1542, which states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Each Party also hereby waives any and all federal and state statutes similar in substance, meaning or application to California Civil Code § 1542.
     3.5 Each Party warrants and represents to each other Party that the effect and import of the release and waiver provisions above have been fully explained to it by its attorney.
4. Representations and Warranties
     Each Party represents and warrants to and agrees with the other as follows:
     4.1 This Agreement is being entered by Settling Plaintiffs, and their related and associated facilities, on their own behalf and on behalf of each of their own respective divisions, partners, joint venturers and affiliates, as set forth in Section 3.1 above and Attachment A hereto.
     4.2 The Parties have not been induced to enter into this Agreement by any representations and warranties made by any other Party to this Agreement (other than such representations which are expressly contained in this Agreement).
     4.3 The Parties each have had the opportunity to receive independent legal advice from attorneys of their choice with respect to the advisability of making the settlement and release provided herein and of executing this Agreement. Before the execution of the Agreement, each Party and/or its attorneys have reviewed the Agreement and have had the opportunity to negotiate revisions to the Agreement. Further, each Party acknowledges, represents, and declares that it has carefully read this Agreement, knows the contents and executes the same voluntarily and without duress or pressure.
     4.4 There have been no other agreements or understandings between the Parties hereto with respect to the Dispute with the exception of those agreements and understandings memorialized in writing in this Agreement.

     4.5 Each Party has made such investigation of the facts pertaining to the Action and/or the Dispute, and all of the matters pertaining thereto, as it deems necessary.
     4.6 Each Party is the sole and lawful owner of all rights, title and interest in and to every claim and other matter released herein, and that no Party has assigned, granted or transferred in any way to any other person or entity any of the claims, causes of action, costs or demands, or any part thereof, of the Released Matter. The Parties further agree to indemnify and hold each other harmless from: (i) any rights, claims, or causes of action that have been assigned or transferred contrary to this Section 4.6; and (ii) any and all loss, expense, and/or liability (including attorney fees) arising directly or indirectly from the breach of any of the foregoing representations or warranties contained in this Section 4.6.
     4.7 The execution, delivery and performance of this Agreement have been duly authorized by all requisite action on the part of such Party.
     4.8 Any individual signing this Agreement on behalf of a corporation, partnership or trust has full authority to do so.
5. Confidentiality and Non-Disparagement
     5.1 With the exception of the scope of the release set forth above in Section 3, each Party agrees to keep the terms of this Agreement completely confidential, and not to disclose such information other than: (i) as may be required by applicable law, governmental order, or regulation or by order or decree of any court of competent jurisdiction; (ii) as part of its normal reporting requirements or review procedures to its parent company(ies), auditors, attorneys or other professional advisors; (iii) in connection with a possible sale, merger, or other consolidation transaction involving it or its parent company; or (iv) in cooperation with any official investigation by any state or federal agency or officer. Specifically with regard to disclosure of the Settlement Payment, the individual amounts of the Settlement Payment distributed to the Settling Plaintiffs by Greenberg Traurig LLP pursuant to Section 2.1 of this Agreement shall be confidential and not revealed between or among the Parties or to any third party, except as above.
     5.2 In the event that any third party makes any inquiries about the Action or the Dispute (other than a situation covered by the circumstances set forth above), the Parties agree to only state that “the dispute was amicably resolved following settlement discussions” and shall not provide any other details regarding the settlement or this Agreement. Except as set forth above, neither Party shall divulge or disclose to any third party any of the material terms and conditions of this Agreement without the prior written consent of the other Party. In the event that disclosure is required pursuant to clause (i) of the first sentence of Section 5.1, the person or Party making disclosure shall so notify the other Party at least five (5) business days prior to making such disclosure and shall seek confidential treatment of such information. In the event that disclosure is required pursuant to clause (ii) or (iii) of the first sentence of Section 5.1, the person or Party making disclosure shall take all reasonable efforts to ensure that the confidentiality of this Agreement and its terms are maintained.

     5.3 No member of the board of directors (or the equivalent), officer, or other member of senior management or other official spokesperson for any of the Settling Plaintiffs or MedQuist shall make or cause to be published or disseminated any disparaging remarks or statements regarding any Party with respect to the Action, the Dispute, or any Released Matters.
6. No Admission
     This Agreement represents the settlement of disputed claims, and it does not represent any admission of liability on the part of any Party hereto, each of which expressly denies such liability. This Agreement may not be introduced into evidence or used in any action except in connection with an action to enforce the terms of this Agreement.
7. Miscellaneous
     7.1 Severability. If any term or provision of this Agreement shall be found to be illegal or unenforceable, then, notwithstanding any such illegality or unenforceability, this Agreement shall remain in full force and effect and such term or provision shall be deemed to be deleted.
     7.2 Entire Agreement. This Agreement constitutes the entire agreement of settlement and release between Settling Plaintiffs, on the one hand, and Defendants, on the other hand, with respect to the Action and Dispute, and there are otherwise no other agreements expanding or modifying its terms. All prior oral and/or written agreements regarding settlement of the Action and Dispute, including the Settlement Term Sheet executed by counsel for the Parties on or about March 10, 2008, are expressly superseded by this Agreement and are of no further force and/or effect. MedQuist does have other, separate agreements with certain Settling Plaintiffs regarding the continuing provision of medical transcription and/or other services.
     7.3 Modification. The provisions of this Agreement may be modified or amended only in a writing signed by each of the Parties and expressly state that modification or amendment of this Agreement is intended.
     7.4 No Waiver. No breach of any provision of this Agreement may be waived unless in writing signed by the Party against whom a waiver is asserted. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.
     7.5 Counterparts. This Agreement may be signed concurrently by facsimile copies, .pdf, or otherwise in counterparts, each of which shall be deemed an original, but all originals together shall constitute only one and the same instrument and it shall be deemed fully executed when signed by all Parties whether the signatures of all Parties appear on the original or one or more copies of this Agreement. Each Party agrees to sign two (2) originals of this Agreement so that each side of the Action will have a fully executed original version of the Agreement.
     7.6 Construction. Each Party to this Agreement has participated in the drafting and preparation of this Agreement. Neither this Agreement nor any of its terms hereof shall be construed under a doctrine of correct interpretation (including but not limited to, the doctrine of contra proferentum) against the Parties or their representatives by reason of their responsibility for drafting or mutually proposing the Agreement or any portion of it.

     7.7 Attorneys’ Fees and Costs Related to the Dispute. Other than as expressly provided in Section 2.1 of this Agreement, the Parties shall bear their own respective attorneys’ fees and costs which arose as a result of the Dispute or Action. Nothing in this Agreement, however, shall impact any separate agreement or obligation regarding payment of attorneys’ fees and/or costs as between MedQuist and the Individual Defendants.
     7.8 Survival of Representations. All representations, warranties, and other agreements contained in this Agreement shall survive the execution and delivery of this Agreement by all Parties hereto.
     7.9 Admissibility of Agreement. In any action or proceeding relating to this Agreement (including, but not limited to, actions or proceedings relating to the releases, or retained rights contained in this Agreement), the Parties stipulate that a fully executed copy of this Agreement may be admissible to the same extent as the fully executed original of this Agreement.
     7.10 Captions. The captions or headings of the Sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any Section of this Agreement.
     7.11 Notice and Cure.
          7.11.1 All notices and other communications among the Parties in connection with this Agreement shall be in writing addressed to the following persons or Parties, and shall be deemed duly served, given and received (a) on the date of service, if served personally or sent be telex or facsimile transmission (with appropriate confirmation of receipt) to the Party to whom notice is to be given, or (b) on the fourth day after mailing, if mailed by first class registered or certified mail, return receipt requested, postage pre-paid in the United States mail, or (c) on the next day if sent by a nationally recognized courier for next day service and so addressed as follows:

If to MedQuist:	MedQuist Inc.
c/o Mark R. Sullivan, Esq.
1000 Bishops Gate Blvd., Suite 300
Mount Laurel, NJ 08054-4632
Facsimile: 856-206-4020

with a copy to:	Winston & Strawn LLP
Neal Marder, Esq.
333 South Grand Ave.
Los Angeles, CA 90071
Facsimile: 213-615-1750

If to Settling Plaintiffs:	Greenberg Traurig LLP
Mark L. Hogge, Esq.
2101 L Street N.W.
Washington, DC 20037
Facsimile: 202-331-3101

If to Brian Kearns:	Brian Kearns
804 Loveland Road
Moorestown, NJ 08057

with a copy to:	Latham & Watkins LLP
Edward J. Shapiro, Esq.
555 Eleventh Street, NW, Suite 1000
Washington, DC 20004-1304
Facsimile: 202-637-2201

If to John Suender:	LeClairRyan, A Professional Corporation
James A. Murphy, Esq.
Riverfront Plaza, East Tower
951 East Byrd Street, Eighth Floor
Richmond, VA 23219
Facsimile: 804-343-4177

If to Michael Clark:	Miller & Chevalier
Matthew Reinhard, Esq.
655 15th St., NW Suite 900
Washington, DC 20005
Facsimile: 202-626-5801

If to Ronald Scarpone:	Gibbons P.C.
Frederick E. Blakelock, Esq.
1700 Two Logan Square, 18th and Arch Streets
Philadelphia, PA 19103-2769
Facsimile: 215-446-6314
          7.11.2 The Parties, by like notice, may designate another or additional address(es), facsimile number(s) or person(s) to which notices shall be given in connection with this Agreement.
          7.11.3 Except as otherwise expressly set forth herein, in the event that any Party believes that another Party is in default or breach of any term of this Agreement (not including any default or breach that cannot be remedied by additional time), the aggrieved Party shall give written notice of the default or breach by facsimile, personal service, overnight delivery by a nationally recognized courier, or first class registered or certified mail, return receipt requested, to the other Party at the addresses identified above. The other Party shall then have ten (10) business days to rectify the alleged default or breach and shall provide written notice to the complaining Party of steps taken to rectify the alleged default or breach (the “Cure Period”).

The complaining Party shall withhold any legal action during the Cure Period, and to the extent that any alleged default or breach shall be cured within the Cure Period, the Parties agree to treat such default or breach as though it had not occurred.
     7.12 Governing Law, Choice of Forum, Costs and Fees.
          7.12.1 This Agreement shall be interpreted, construed, and enforced under and according to the laws of the State of New Jersey, without regard to the choice of law rules of that or any other jurisdiction. The Parties agree that any dispute, claim, or controversy to enforce or interpret this Agreement, or alleging the breach hereof, shall be resolved exclusively in the State of New Jersey.
          7.12.2 All Parties agree that breach of Section 2.3 and/or Section 5 would cause immediate and irreparable injury and further that such injury would be difficult to quantify. Accordingly, the Parties agree that injunctive relief would be appropriate to address any threatened or continuing breach of these Sections. The Parties further agree that, in addition to injunctive relief, any Party that breaches Section 2.3 and/or Section 5 by disclosing information without notice and/or in breach of the confidentiality provisions, or by making disparaging statements during the period of five years from the Effective Date, without remedying such breach under the procedures set forth in Section 7.11.3, shall be individually liable for payment of liquidated damages in the amount of $50,000, except that in no event shall any of the Settling Plaintiffs pay liquidated damages under this Section 7.12.2 in an amount greater than the Settlement Payment received by that individual Settling Plaintiff under Section 2.1. The Parties agree that this amount would be a fair approximation of actual damages caused by any such breach. This provision shall not have any impact on any Parties’ rights to pursue any other, separate future claims, for defamation or other tortious conduct, not based on an alleged breach of this settlement agreement.
          7.12.3 In any action brought to enforce or interpret this Agreement, or alleging the breach hereof, the prevailing Party shall be entitled to recover its reasonable expenses and costs, including but not limited to reasonable attorneys’ fees.
     7.13 Other. Should MedQuist become subject to a case or proceeding under any Chapter of Title 11 of the United States Code within 90 days of the Settlement Payment, and if the Settlement Payment or any part thereof is rescinded or reduced in amount, restored or otherwise returned, whether as a voidable preference, fraudulent transfer or otherwise, then unless any such deficiency in the Settlement Payment is repaid within 45 days, the Settling Plaintiffs’ claims against all Defendants in the above-referenced action which were released under this settlement shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     IN WITNESS WHEREOF, the Parties hereby execute this Agreement with an Effective Date as set forth above.

MEDQUIST INC. and MEDQUIST TRANSCRIPTIONS, LTD.			SOUTH BROWARD HOSPITAL DISTRICT

By:	/s/ Howard Hoffmann	Dated: 5/20/08	By:	/s/ Gary S. Barber, Esq.	Dated: 5/13/08

	Howard Hoffmann			Gary S. Barber, Esq.
	Its Chief Executive Officer			Its Senior Vice President and General Counsel

HCA MANAGEMENT SERVICES LP on behalf of all HCA Affiliates as identified in Attachment A			ST. LUKE’S REGIONAL MEDICAL CENTER, LTD., AN IDAHO NON-PROFIT CORPORATION

By:	/s/ Robert Waterman	Dated: 5/19/08	By:	/s/ Jeffrey S. Taylor	Dated: 5/13/08

	Name Robert Waterman			Name Jeffrey S. Taylor
	Title Sr. VP and General Counsel			Title VP, CFO

PARTNERS HEALTHCARE SYSTEM, INC.			NORTHBAY HEALTHCARE GROUP

By:	/s/ Samuel Sullivan	Dated: 5/15/08	By:	/s/ Arthur E. DeNio	Dated: 5/13/08

	Samuel Sullivan			Arthur E. DeNio
	Its Corporate Director of Materials Management			Its Vice President and Chief Financial Officer

RIVERSIDE HEALTHCARE SYSTEM, LP, d/b/a RIVERSIDE COMMUNITY HOSPITAL			WEST HILLS HOSPITAL d/b/a WEST HILLS HOSPITAL AND MEDICAL CENTER

By:	/s/ Steven E. Clifton	Dated: 5/14/2008	By:	/s/ Steven E. Clifton	Dated: 5/20/2008

	Name Steven E. Clifton			Name Steven E. Clifton
	Title Vice President			Title Vice President

MT. SINAI MEDICAL CENTER OF FLORIDA, INC.			PALISADES MEDICAL CENTER

By:	/s/ Arnold M. Jaffee	Dated: 05/14/08	By:	/s/ John Calandriello	Dated:

	Arnold M. Jaffee			John Calandriello
	Its Vice President and General Counsel			Its Chief Financial Officer

BAYONNE MEDICAL CENTER			ASCENSION HEALTH

By:	/s/ Adam C. Rogoff, Esq.	Dated: 5/13/08	By:	/s/ Juli Shields, Esq.	Dated: 5/21/08
	Adam C. Rogoff, Esq.			Juli Shields, Esq.
	Its Counsel for Debtor in its Chapter 11 Proceeding			Its Vice President and Associate General Counsel

BON SECOURS HEALTH SYSTEM, INC.			UNIVERSITY OF COLORADO HOSPITAL

By:	/s/ Don Strange	Dated: 05/15/08	By:	/s/ Anthony C. DeFurio	Dated: 5/15/08
	Don Strange			Name Anthony C. DeFurio
	Its Chief Operating Officer			Title Vice President and CFO

JOHN SUENDER			RONALD SCARPONE

By:	/s/ John Suender		By:	/s/ Ronald Scarpone

	John Suender			Ronald Scarpone

MICHAEL CLARK			BRIAN KEARNS

By:	/s/ Michael Clark		By:	/s/ Brian Kearns

	Michael Clark			Brian Kearns

APPROVED AS TO FORM:

GREENBERG TRAURIG, LLP		WINSTON & STRAWN LLP

By:	/s/ Mark Hogge	By:	/s/ Neal R. Marder
	Mark Hogge		Neal R. Marder
	Attorneys for Plaintiffs		Attorneys for MedQuist Inc. and
MedQuist Transcriptions, Ltd.

MILLER & CHEVALIER		GIBBONS P.C.

By:	/s/ Matthew T. Reinhard	By:	/s/ Frederick Blakelock
	Matthew T. Reinhard		Frederick Blakelock
	Attorneys for Michael Clark		Attorneys for Ronald Scarpone

LATHAM & WATKINS, LLP		LECLAIR RYAN

By:	/s/ Edward J. Shapiro	By:	/s/ James A. Murphy
	Edward J. Shapiro		James A. Murphy
	Attorneys for Brian Kearns		Attorneys for John Suender

SETTLEMENT AGREEMENT AND GENERAL RELEASE
ATTACHMENT A

Partners Healthcare System, Inc.
Brigham & Women’s Hospital
Dana Farber Cancer Institute
Massachusetts General Hospital
Newton-Wellesley Hospital
North Shore Medical Center
NorthShore Union Hospital
Partners Center for Human Genetics
Spaulding Rehabilitation Hospital

Northbay Healthcare Group
Northbay Medical Center
Northbay Occupational Medicine
Vaca Valley Hospital

HCA Affiliates
Alaska Regional Hospital
Atlanta Peachtree Dunwoody Center
Aventura Hospital & Medical Center
Bailey Square Surgery Center
Baptist-Lutheran Medical Center
Blake Medical Center
Brandon Regional Hospital
Cartersville Medical Center
Cedars Medical Center
Centennial Medical Center
Centennial Medical Center at Ashland City
Centennial Medical Plaza
Centennial Surgery Center
CJW Medical Center
Coliseum Medical Center
Colleton Medical Center
Columbia Hospital
Columbia Metropolitan Hospital
Del Sol Medical Center
Doctors Hospital
Dominion Hospital
East El Paso Surgery Center
Eastern Idaho Regional Medical Center
Emory Dunwoody Medical Denter
Emory Eastside Medical Center

SETTLEMENT AGREEMENT AND GENERAL RELEASE
ATTACHMENT A

HCA Affiliates (cont.)
Emory Parkway Medical Center
Fort Walton Beach Medical Center
Frankfort Regional Medical Center
Good Samaritan Hospital
Grand Strand Regional Medical Center
Gulf Coast Hospital
HCA Physician Services
Health One Clinic Services
Henrico Doctors Hospital
Horizon Medical Center
Hughston Orthopedic Hospital
JFK Medical Center
John Randolph Medical Center
Lakeside Hospital
Lakeview Hospital
Lakeview Regional Medical Center
Las Palmas Medical Center
Lewis-Gale Medical Center
Los Gatos Surgical Center
Marietta Surgical Center
Medical Center of Arlington
Medical Center of Aurora
Medical Center of Aurora North
Medical Center of Independence
Medical Center of Plano
Medical City Dallas Hospital
Memorial Hospital Jacksonville
Menorah Medical Center
Methodist Hospital
Mountain View Hospital
North Austin Medical Center
North County Surgicenter
North Monroe Medical Center
North Suburban Medical Center
Northlake Medical Center
Oak Hill Hospital
Oakwood Surgery Center
Osceola Regional Medical Center
OU Medical Center
Overland Park Regional Medical Center

SETTLEMENT AGREEMENT AND GENERAL RELEASE
ATTACHMENT A

HCA Affiliates (cont.)
Palms West Hospital
Park Central Surgical Center
Parthenon Pavilion
Plaza Day Surgery
Plaza Medical Center of Fort Worth
Portsmouth Regional Hospital
Presbyterian St. Luke’s Medical Center
Radiology Specialists, Ltd.
Rapides Regional Medical Center
Regional Medical Center San Jose
Research Belton Hospital
Research Medical Center
Research Psychiatric Center
Reston Hospital Center
Riverside Community Hospital
Rose Medical Center
San Jose Medical Center
Skyline Medical Center
Smyran Medical Center
South Austin Hospital
South Bay Hospital
Southern Hills Medical Center
Spalding Rehabilitation Hospital
St. Lucie Medical Center
St. Mark’s Hospital
Stonecrest Medical Center
Summit Medical Center
Sunrise Hospital & Medical Center
Surgery Center of El Paso
Surgery Center of Plano
Surgicare of South Austin
Terre Haute Regional Medical Center
Texas Pediatric Surgery Center
Trinity Lutheran Hospital
Tulane University Hospital & Clinic
Wesley Medical Center
West Florida Hospital
West Hills Hospital & Medical Center
West Hills Surgery Center
West Paces Ferry Medical Center

SETTLEMENT AGREEMENT AND GENERAL RELEASE
ATTACHMENT A

HCA Affiliates (cont.)
West Valley Medical Center
Women’s Hospital of Texas

St. Luke’s Regional Medical Center, Ltd.
St. Luke’s Regional Medical Center

Palisades Medical Center
Palisades Medical Center

Mt. Sinai Medical Center of Florida, Inc.
Miami Heart Institute
Mount Sinai Medical Center

Ascension Health
Baptist Care Center — Bellevue
Baptist Care Center — Central
Baptist Care Center — Dover Point
Baptist Care Center — East
Baptist Care Center — Murfrees
Baptist Care Center — Rivergat
Baptist Care Center — South
Baptist Hospital
Borgess Ambulatory Care
Borgess Health
Borgess Health Alliance Inc
Borgess Medical Center
Borgess Medical Commons
Borgess Visiting Nurse Home Care
Borgess-Pipp Health Center
Brackenridge Hospital
Carondelet Health Network
Carondelet St. Joseph’s Hospital
Carondelet St. Mary’s Hospital
Cedar Mills Medical Group
Children’s Hospital of Austin
Columbia St. Mary’s Airport Medical Clinic
Columbia St. Mary’s Columbia West
Columbia St. Mary’s Hospital Milwaukee, Inc.
Columbia St. Mary’s Inc.
Columbia St. Mary’s Northlake Medical Associates

SETTLEMENT AGREEMENT AND GENERAL RELEASE
ATTACHMENT A
Ascension Health (cont.)
Columbia St. Mary’s Ozaukee Campus
Columbia St. Mary’s Prospect Medical Clinic
Columbia St. Mary’s River Glen Medical Clinic
Columbia St. Mary’s Whitefish Bay Medical Clinic
Down East Medical Center
Gateway Health Center
Genesys Regional Medical Center
Good Samaritan Regional Medical Center
Holy Cross Hospital, Inc.
Lourdes Health Network
Middle Tennessee Medical Center
Orthopaedic Hospital of Wisconsin
ProMed Healthcare
Providence Hospital
Pulmonary Associates
Seton Health Network
Seton Highland Lakes
Seton Northwest Hospital
Seton Shoal Creek
Seton Southwest Healthcare Center
St. John Detroit Riverview Hospital
St. John Hospital & Medical Center
St. John Northeast Campus
St. John Oakland Hospital
St. John’s Health System
St. Joseph’s Health Center
St. Mary’s Health Care Services
St. Mary’s Health System of America
St. Mary’s Heart Rehabilitation Institute, Inc.
St. Mary’s Medical Center
St. Mary’s Medical Center of Evansville, Inc.
St. Mary’s Medical Clinic West Allis
St. Thomas Heart Institute
St. Thomas Hospital
St. Thomas Hospital Guardian Eye Center
St. Vincent Clay Hospital
St. Vincent Hospital & Health Services
St. Vincent Women’s Hospital
St. Vincent’s Hospital
St. Vincent’s Occupational Health

SETTLEMENT AGREEMENT AND GENERAL RELEASE
ATTACHMENT A
Ascension Health (cont.)
Standish Community Hospital Inc
Travis Quality Management Western
Maryland Health System
Bayonne Medical Center
Bayonne Medical Center
Bon Secours Health System, Inc.
Bon Secours Community Hospital
Bon Secours Hospital Baltimore, Inc.
Maryview Hospital
Bon Secours St. Francis Health System Inc
Bon Secours — St. Francis Medical Center, Inc.
Bon Secours — St. Mary’s Hospital of Richmond, Inc.
Good Samaritan Hospital of Suffern NY
Mary Immaculate Hospital, Inc.
Our Lady of Bellefonte Hospital, Inc.
St. Anthony Community Hospital
South Broward Hospital District
Memorial Hospital Pembroke
Memorial Hospital West
Memorial Regional Hospital
University of Colorado Hospital Authority
University of Colorado Hospital
University of Colorado Hospital Family Medicine Clinics

WIRING INSTRUCTIONS
The Citibank Private Bank
TRUST ACCOUNT
(Washington, D.C. office)
           TO:
           The Citibank Private Bank
           1101 Pennsylvania Ave., NW, 13th Floor
           Washington, D.C. 20004
           ABA#254070116
           FOR CREDIT TO:
           GREENBERG TRAURIG TRUST ACCOUNT
           ACCOUNT NO. 37402366
           REFERENCE:
           CLIENT
            NAME:
                   FILE NUMBER:
                   ATTORNEY NAME:
NOTE: PLEASE NOTIFY THE DC ACCOUNTING DEPARTMENT AT DCACCT@GTLAW.COM WHEN A WIRE IS EXPECTED SO, UPON RECEIPT OF THE WIRE, PROPER IDENTIFICATION CAN BE MADE.
ATTACHMENT B